Exhibit (17)

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Shareholders Meeting 615 East Michigan Street, Milwaukee, Wisconsin 53202 on April 28, 2025

Please detach at perforation before mailing.

TORTOISE ENERGY INFRASTRUCTURE TOTAL RETURN FUND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON April 28, 2025

THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES. The undersigned holder of shares of beneficial interest of Tortoise Energy Infrastructure Total Return Fund, a series of Managed Portfolio Series, appoints Tom Florence, Jeffrey Kruske and Jennifer Black, or any of them, each with power of substitution, to vote all shares that the undersigned is entitled to vote at the special meeting of shareholders of Tortoise Energy Infrastructure Total Return Fund to be held on April 28, 2025, at 10:00 a.m., Central Time, and at any adjournments or postponements thereof, as set forth on the reverse side of this card, and in their discretion upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

TOR [●]

PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

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EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Shareholders to be held on April 28, 2025.

The Proxy Statement/Prospectus for this meeting is available at:

https://vote.proxyonline.com/TortoiseFunds/docs/[●]

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,

YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

This proxy, when properly executed, will be voted in the manner directed herein and, absent direction, will be voted “FOR” the proposal.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: ☒

A	Proposal
1.

Approve Reorganization – The Board of Trustees recommends a vote “FOR” the proposal below.

To authorize the reorganization of Tortoise Energy Infrastructure Total Return Fund, a series of Managed Portfolio Series, into Tortoise Energy Infrastructure Total Return Fund, a newly formed series of Tortoise Capital Series Trust structured as a mutual fund.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

B	Authorized Signatures ─ This section must be completed for your vote to be counted. ─ Sign and Date Below
Note:	Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) ─ Please print date below	Signature 1 ─ Please keep signature within the box	Signature 2 ─ Please keep signature within the box
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